                                                                      EXHIBIT 24


                                  POWER OF ATTORNEY

                         ------------------------------------

                                  WESTERN ATLAS INC.

                          1996 EMPLOYEE STOCK PURCHASE PLAN
                    ----------------------------------------------


         The undersigned, Directors and/or Officers of WESTERN ATLAS INC., a Delaware corporation (the "Company"), hereby constitute and appoint Alton J. Brann, Norman L. Roberts, and Virginia S. Young, or any one of them, their true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in his or her name, place, and stead, in any and all capacities, to do any and all acts and execute any and all instruments which the said attorneys may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules and regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of an aggregate of 2,500,000 shares of the Common Stock, $1 par value, of the Company which may be issued and sold pursuant to the terms of the Western Atlas Inc. 1996 Employee Stock Purchase Plan (together with such indeterminate number of additional shares as may become issuable pursuant to the anti-dilution provisions of such Plan), including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of each of the undersigned in his or her capacity as Director and/or Officer of the Company to one or more Registration Statements to be filed with the Securities and Exchange Commission with respect thereto, to any and all amendments, including post-effective amendments, to the said Registration Statements, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; hereby ratifying and confirming all that the said attorneys-in-fact, or any of them, has done, shall do, or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have executed this power of attorney this 19th day of June, 1996.

  /s/ Paul Bancroft, III                   /s/ William C. Edwards
- -----------------------------------     -----------------------------------
Paul Bancroft, III                      William C. Edwards


  /s/ Alton J. Brann                       /s/ Claire W. Gargalli
- -----------------------------------     -----------------------------------
Alton J. Brann                          Claire W. Gargalli


  /s/ Joseph T. Casey                      /s/ Orion L. Hoch
- -----------------------------------     -----------------------------------
Joseph T. Casey                         Orion L. Hoch


  /s/ Charles A. Cusumano                  /s/ Steven B. Sample
- -----------------------------------     -----------------------------------
Charles A. Cusumano                     Steven B. Sample